                                     RELEASE

         This Release, dated as of March 7, 1999, is made and entered into by and among New Dimension Software Ltd., an Israeli corporation (the "Company")
and             , a director of the Company ("Director").

                                   WITNESSETH

         WHEREAS, Company and BMC Software, Inc., a Delaware corporation ("Purchaser"), desire to enter into a Share Purchase and Tender Agreement (the "Tender Agreement"), which will provide for the acquisition by Purchaser ordinary shares of the Company through a tender offer and compulsory acquisition (provided for under the Companies' Ordinance in the State of Israel);

         WHEREAS, the ability of the Company to enter into the Tender Agreement is conditioned upon the Company obtaining general releases from certain directors of the Company, including Director, respecting any claims such directors may have against the Company;

         WHEREAS, two other directors of the Company,             and
        (the "Other Directors"), have entered into identical releases on even date herewith (the "Other Releases");

         WHEREAS, the Director has asserted that he has a claim against the Company based on an alleged promise by the Company to grant the Director certain stock options and/or other compensation, an alleged promise which the Company vigorously denies and repudiates;

         NOW, THEREFORE, in consideration of the premises set forth above, as well as the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                     RELEASE

         1.1 AS OF THE DATE OF THE PAYMENT DESCRIBED IN ARTICLE II HEREOF OR THE DATE UPON WHICH THE TENDER OFFER DESCRIBED IN THE TENDER AGREEMENT IS CONSUMMATED, WHICHEVER IS LATER (THE "EFFECTIVE TIME"), THE DIRECTOR DOES HEREBY FOR HIMSELF OR HIS HEIRS, EXECUTORS, ADMINISTRATORS AND LEGAL REPRESENTATIVES REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE THE COMPANY AND EACH OF ITS SUBSIDIARIES OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT, WHICH SUCH DIRECTOR NOW HAS, OWNS OR HOLDS OR HAS AT ANY TIME PREVIOUSLY HAD, OWNED OR



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HELD AGAINST THE COMPANY OR ITS SUBSIDIARIES INCLUDING WITHOUT LIMITATION ALL
LIABILITIES CREATED AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS OF THE COMPANY OR ITS SUBSIDIARIES AND ITS EMPLOYEES AND AGENTS, AND ALL LIABILITIES RELATING TO COMPENSATION IN ANY FORM OR MANNER EXISTING AS OF THE EFFECTIVE TIME OR RELATING TO ANY MATTER THAT OCCURRED ON OR PRIOR TO THE EFFECTIVE TIME.

         1.2 THE DIRECTOR REPRESENTS AND WARRANTS THAT HE HAS NOT PREVIOUSLY ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS RELEASED HEREIN. THE DIRECTOR COVENANTS AND AGREES THAT HE WILL NOT ASSIGN OR TRANSFER TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS TO BE RELEASED HEREIN. THE DIRECTOR REPRESENTS AND WARRANTS THAT HE HAS READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS ARTICLE I AND THAT HE HAS BEEN REPRESENTED BY LEGAL COUNSEL OF HIS OWN CHOOSING IN CONNECTION WITH THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AGREEMENT.

                                   ARTICLE II
                            PAYMENT OF CONSIDERATION

         The Company hereby agrees to pay Benjamin Baratz, Esquire, on behalf of the Director and the Other Directors in consideration of the execution of this Release and the Other Releases and as additional remuneration for services to the Company by the Director and the Other Directors, respectively, an aggregate payment of $7,500,000 in cash (plus value added tax as prescribed by law against a duly issued value added tax invoice), less any amounts required to be withheld pursuant to applicable tax regulations, immediately prior to the Closing Date as set forth in the Tender Agreement and the release set forth herein and such payment shall be conditioned on the closing under the Tender Agreement. The payment made pursuant to this Article II shall be in full settlement of any claims, demands, liabilities, responsibilities, disputes, causes of action and obligations referred to in the preceding Article I.

         For the avoidance of any doubt it is hereby expressly declared and agreed between the parties hereto that the execution of this Release by the Company and its consent to make any payment to the Director provided for herein, shall not be deemed a recognition, admission, acknowledgment or acceptance by the Company of any claim alleged by the Director as provided for in the Preamble hereof.





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                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         3.2 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto as well as Purchaser.

         3.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         (a) if to Company, to:

                           New Dimension Software, Ltd.
                           ATIDIM, Building 7
                           POB 85168
                           Tel Aviv 61 581
                           Israel
                           Telecopy: 972-3-645-1100


                  with copies to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attn: David Fox
                           Telecopy: (212) 735-2000

                           Dan Cohen, Spigelman & Co.
                           103 Hahashmonaim St.
                           Israel
                           Attn: Michael Spigelman
                           Telecopy: 972-3-561-0624




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         (b)  if to Director, to:

                           c/o Benjamin Baratz
                           King Saul Blvd. 8
                           Tel Aviv 64 733
                           Israel
                           Telecopy: 972-3-696-3115

         (c)  if to Purchaser, to:

                           BMC Software, Inc.
                           2101 CityWest Blvd.
                           Houston, Texas
                           Attn: M. Brinkley Morse
                           Telecopy: (713) 918-8000


                  with copies to:

                           Vinson & Elkins LLP
                           2300 First City Tower
                           Houston, Texas 77002-6760
                           Attn: John S. Watson
                           Telecopy: (713) 758-2346

                           Herzog, Fox & Neeman
                           Asia House
                           4 Weizmann Street
                           Tel-Aviv 64 239
                           Israel
                           Attn: Yaakov Neeman
                           Telecopy: 972-3-696-6464


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         3.4 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such



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invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         3.5 Third Party Beneficiary. This agreement is intended to be for the benefit of, and shall be enforceable by, Purchaser. In the event of Director's death, the benefits and obligations of Director hereunder shall inure to his successors and heirs.

         3.6 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by a Director of any covenants or agreements contained in this Agreement will cause Company and Purchaser to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the Company or Purchaser shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

         3.7 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         3.8 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         3.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Israel, without giving effect to the principles of conflicts of law thereof.

         3.10 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         3.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.



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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on this 7th day of March, 1999.

                         [NEW DIMENSION SOFTWARE LOGO]
                                  COMPANY


                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
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                                  DIRECTOR:



                                  Name: Applicable Director